Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

DEVON ENERGY CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	73-1567067
(State or other jurisdiction of incorporation or organization)	(IRS employer identification No.)

20 North Broadway Oklahoma City, Oklahoma	73102-8260
(Address of principal executive offices)	(Zip Code)

Devon Energy Corporation

% Senior Notes due

(Title of the indenture securities)

Item 1.	General Information

(a) Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency Mid-Western District 2345 Grand Avenue, Suite 700 Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City Federal Reserve PO Station Kansas City, Missouri 64198

Supervising Examiner Federal Deposit Insurance Corporation 720 Olive Street, Suite 2909 St. Louis, Missouri 63101

(b) The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	Lists of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1. Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2. Certificate of Authority from the Comptroller of Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.      Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with the Registration Statement No. 333-74008).

4. Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5. N/A

6. Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7. Report of Condition of the Trustee as of September 30, 2011. See attached Exhibit 1 to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 12th day of December, 2011.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Brent W. Keep
Brent W. Keep, Senior Vice President

DATE: December 12, 2011

Schedule RC 14

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2011

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

Dollar Amounts in Thousands				Bil | Mil | Thou	
ASSETS					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			RCON0081	361,544	1.a.
b. Interest-bearing balances (2)			RCON0071	302,190	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754	67,034	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			RCON1773	4,587,450	2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			RCONB987	228,485	3.a.
b. Securities purchased under agreements to resell (3)			RCONB989	86,220	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			RCON5369	11,562	4.a.
b. Loans and leases, net of unearned income	RCONB528	3,863,362			4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	63,467			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			RCONB529	3,799,895	4.d.
5. Trading assets (from Schedule RC-D)			RCON3545	52,601	5.
6. Premises and fixed assets (including capitalized leases)			RCON2145	165,144	6.
7. Other real estate owned (from Schedule RC-M)			RCON2150	4,645	7.
8. Investments in unconsolidated subsidiaries and associated companies			RCON2130	0	8.
9. Direct and indirect investments in real estate ventures			RCON3656	0	9.
10. Intangible assets:					
a. Goodwill			RCON3163	39,816	10.a.
b. Other intangible assets (from Schedule RC-M)			RCON0426	14,798	10.b.
11. Other assets (from Schedule RC-F)			RCON2160	147,975	11.
12. Total assets (sum of items 1 through 11)			RCON2170	9,869,359	12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

Schedule RC 15

Schedule RC - Continued

Dollar Amounts in Thousands				Bil | Mil | Thou	
LIABILITIES					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	**7,787,655**	13.a.
(1) Noninterest-bearing [(1)]	RCON6631	3,112,452			13.a.(1)
(2) Interest-bearing	RCON6636	4,675,203			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased [(2)]			RCONB993	52,470	14.a.
b. Securities sold under agreements to repurchase [(3)]			RCONB995	1,159,003	14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	**0**	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	**25,385**	16.
17. Not applicable					
18. Not applicable					
19. Subordinated notes and debentures [(4)]			RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)			RCON2930	**90,386**	20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	**9,114,899**	21.
22. Not applicable					22.
EQUITY CAPITAL					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			RCON3838	0	23.
24. Common stock			RCON3230	20,254	24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	183,124	25.
26.					26.
a. Retained earnings			RCON3632	486,795	26.a.
b. Accumulated other comprehensive income [(5)]			RCONB530	64,287	26.b.
c. Other equity capital components [(6)]			RCONA130	0	26.c.
27.					27.
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	**754,460**	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	**754,460**	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	**9,869,359**	29.

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC 16 Schedule RC—Continued Memoranda To be reported with the March Report of Condition. Number 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010 . RCON6724 N/A M.1. 1 = Independent audit of the bank conducted in accordance with generally 4 = Directors’ examination of the bank conducted in accordance with accepted auditing standards by a certified public accounting firm which generally accepted auditing standards by a certified public accounting submits a report on the bank firm (may be required by state chartering authority) 2 = Independent audit of the bank’s parent holding company conducted in 5 = Directors’ examination of the bank performed by other external auditors accordance with generally accepted auditing standards by a certified (may be required by state chartering authority) public accounting firm which submits a report on the consolidated 6 = Review of the bank’s financial statements by external auditors holding company (but not on the bank separately) 7 = Compilation of the bank’s financial statements by external auditors 3 = Attestation on bank management’s assertion on the effectiveness of 8 = Other audit procedures (excluding tax preparation work) the bank’s internal control over financial reporting by a certified public 9 = No external audit work accounting firm MM/DD To be reported with the March Report of Condition. 2. Bank’s fiscal year-end date . RCON8678 N/A M.2.